Exhibit 99.1

PRESS RELEASE

Investor Relations:	Media:
New York: +1 (917) 663 2233	Lausanne: +41 (0)58 242 4500
Lausanne: +41 (0)58 242 4666
PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS 2014 SECOND-QUARTER RESULTS;
REAFFIRMS 2014 FULL-YEAR REPORTED DILUTED EPS FORECAST

Second-Quarter 2014

•	Reported diluted earnings per share of $1.17, down by $0.13 or 10.0% versus $1.30 in 2013

•	Excluding unfavorable currency of $0.15, reported diluted earnings per share up by $0.02 or 1.5% versus $1.30 in 2013 as detailed in the attached Schedule 13

•	Adjusted diluted earnings per share of $1.41, up by $0.11 or 8.5% versus $1.30 in 2013

•	Excluding unfavorable currency of $0.15, adjusted diluted earnings per share up by $0.26 or 20.0% versus $1.30 in 2013 as detailed in the attached Schedule 12

•	Cigarette shipment volume of 222.8 billion units, down by 2.7%

•	Reported net revenues, excluding excise taxes, of $7.8 billion, down by 1.5%

•	Excluding unfavorable currency, reported net revenues, excluding excise taxes, up by 4.5%

•	Reported operating companies income of $3.0 billion, down by 13.1%

•	Excluding unfavorable currency, reported operating companies income down by 4.6%

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule 11, of $3.5 billion, up by 1.1%

•	Excluding unfavorable currency, adjusted operating companies income up by 9.5%

•	Reported operating income of $2.9 billion, down by 13.9%

•	Repurchased 11.6 million shares of the company's common stock for $1.0 billion

Six Months Year-to-Date 2014

•	Reported diluted earnings per share of $2.35, down by $0.23 or 8.9% versus $2.58 in 2013

•	Excluding unfavorable currency of $0.31, reported diluted earnings per share up by $0.08 or 3.1% versus $2.58 in 2013 as detailed in the attached Schedule 17

•	Adjusted diluted earnings per share of $2.60, up by $0.01 or 0.4% versus $2.59 in 2013

•	Excluding unfavorable currency of $0.31, adjusted diluted earnings per share up by $0.32 or 12.4% versus $2.59 in 2013 as detailed in the attached Schedule 16

•	Cigarette shipment volume of 418.8 billion units, down by 3.5%

•	Reported net revenues, excluding excise taxes, of $14.7 billion, down by 5.1%

•	Excluding unfavorable currency, reported net revenues, excluding excise taxes, up by 1.5%

•	Reported operating companies income of $6.0 billion, down by 13.0%

•	Excluding unfavorable currency, reported operating companies income down by 4.2%

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule15, of $6.5 billion, down by 5.7%

•	Excluding unfavorable currency, adjusted operating companies income up by 3.2%

•	Reported operating income of $5.8 billion, down by 13.4%

•	Repurchased 27.0 million shares of the company's common stock for $2.25 billion

Full-Year 2014

•
The company reaffirms its 2014 full-year reported diluted earnings per share forecast to be in a range of $4.87 to $4.97 versus $5.26 in 2013, as previously announced on June 26, 2014. On an adjusted basis, as described below, diluted EPS are projected to increase in the range of 6% to 8% versus adjusted diluted EPS of $5.40 in 2013, as detailed in the attached Schedule 20.

NEW YORK, July 17, 2014 -- Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced its 2014 second-quarter results.
“As we expected, we achieved strong fundamental results in the second quarter, driven by a lower volume decline, strong pricing and robust market share," said André Calantzopoulos, Chief Executive Officer.
“For the second half of this year, we anticipate more challenging quarterly comparisons, particularly in the fourth quarter -- which, in 2013, saw currency-neutral adjusted diluted earnings per share grow by 19.4% -- due to known business challenges, particularly in Asia, the timing of investments behind the commercialization of our Reduced-Risk Products and the roll-out of Marlboro Red 2.0, as well as costs related to our manufacturing footprint optimization initiatives.”
“We are today reaffirming our 2014 full-year reported diluted EPS guidance. As previously communicated, down-trading and heavy price discounting at the low end of the market in Australia, in combination with the impact of plain packaging, could place us at the lower end of our guidance for currency-neutral adjusted diluted EPS growth of 6%-8% for the full year.”

Conference Call
A conference call, hosted by Jacek Olczak, Chief Financial Officer, with members of the investor community and news media, will be webcast at 9:00 a.m., Eastern Time, on July 17, 2014. Access is available at www.pmi.com/webcasts.

Dividends and Share Repurchase Program
During the quarter, PMI declared a regular quarterly dividend of $0.94, representing an annualized rate of $3.76 per common share, and spent $1.0 billion to repurchase 11.6 million shares. Under the current $18 billion share repurchase program, PMI has spent $11.1 billion to repurchase 126.5 million shares, as shown in the table below.

Current $18 Billion, Three-Year Program
	Value	Shares
	($ Mio.)	000

August - December 2012	$2,853	32,206
January - December 2013	6,000	67,231
January - March 2014	1,250	15,409
April - June 2014	1,000	11,610
Total Under Program	$11,103	126,456

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Since May 2008, when PMI began its first share repurchase program, the company has spent an aggregate of $36.1 billion to repurchase 583.2 million shares at an average price of $61.90 per share, or 27.7% of the shares outstanding at the time of the spin-off in March 2008.

Global Manufacturing Footprint Optimization
As part of the company's ongoing review of its global manufacturing operations, PMI announced:
On April 2, 2014, its plans to cease cigarette production in Australia by the end of 2014 and transition all Australian cigarette production to the company's affiliate in South Korea, incurring an after-tax charge of $0.01 per share for asset impairment and exit costs in the first quarter of 2014; and
On April 4, 2014, the initiation by its affiliate, Philip Morris Holland B.V. (“PMH”), of consultations with employee representatives on a proposal to discontinue cigarette production at its factory located in Bergen op Zoom, the Netherlands. PMH has reached an agreement with the Trade Unions and their members on a social plan and, subject to the fulfillment of certain other conditions, PMH plans to cease cigarette production by September 1, 2014. As a result, PMI incurred a pre-tax charge of $488 million, or an after-tax charge of $0.24 per share, which was recorded as asset impairment and exit costs in the second quarter of 2014, reflecting $359 million related to employee separation costs and $129 million related to asset impairment costs.

Business Development
On June 26, 2014, the company announced its acquisition of 100% of Nicocigs Limited (“Nicocigs”), a leading U.K.-based e-vapor company whose principal brand is Nicolites. The transaction is not subject to regulatory approval and is not material to PMI’s 2014 consolidated financial position, results of operations or cash flow.
The acquisition is complementary to PMI's previously announced agreement for the license and distribution of Altria Group, Inc.’s e-vapor products. In addition, it provides PMI with immediate access to, and a significant presence in, the growing e-vapor category in the U.K. market.
Nicocigs was founded in 2008 and is headquartered in Birmingham, U.K. The company employs a field force of approximately 40 sales representatives and distributes to more than 20,000 points of sale within the U.K.

2014 Full-Year Forecast
The company reaffirms its 2014 full-year reported diluted earnings per share (“EPS”) forecast to be in a range of $4.87 to $4.97 versus $5.26 in 2013, as previously announced on June 26, 2014.
On an adjusted basis, diluted EPS are projected to increase in the range of 6% to 8% versus adjusted diluted EPS of $5.40 in 2013, as detailed in the attached Schedule 20. This adjustment reflects:

•	an after-tax charge of $0.01 per share recorded as asset impairment and exit costs in the first quarter of 2014 relating to the decision to cease cigarette production in Australia by the end of 2014;

•
a pre-tax charge, related to the decision to discontinue cigarette production in the Netherlands in 2014, of $488 million, or an after-tax charge of $0.24 per share, recorded as asset impairment and exit costs in the second quarter of 2014; and

•	an unfavorable currency impact, at prevailing exchange rates, of approximately $0.61 for the full-year 2014.
This forecast includes a productivity and cost savings target of $300 million and a share repurchase target of $4.0 billion. This forecast excludes the impact of any future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates and any unusual events.

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The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.

2014 SECOND-QUARTER CONSOLIDATED RESULTS

In this press release, “PMI” refers to Philip Morris International Inc. and its subsidiaries. References to total international cigarette market, defined as worldwide cigarette volume excluding the United States, total cigarette market, total market and market shares are PMI estimates based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty-free business. North Africa is defined as Algeria, Egypt, Libya, Morocco and Tunisia. The term “net revenues” refers to operating revenues from the sale of our products, excluding excise taxes and net of sales and promotion incentives. Operating companies income, or “OCI,” is defined as operating income, excluding general corporate expenses and the amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. PMI's management evaluates business segment performance and allocates resources based on OCI. “EBITDA” is defined as earnings before interest, taxes, depreciation and amortization. Management also reviews OCI, OCI margins and earnings per share, or “EPS,” and EBITDA on an adjusted basis (which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, discrete tax items and unusual items), as well as free cash flow, defined as net cash provided by operating activities less capital expenditures, and net debt. PMI believes it is appropriate to disclose these measures as they improve comparability and help investors analyze business performance and trends. Non-GAAP measures used in this release should be considered neither in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. Comparisons are to the same prior-year period unless otherwise stated. For a reconciliation of non-GAAP measures to corresponding GAAP measures, see the relevant schedules provided with this press release. In 2013, PMI concluded a number of business development initiatives and agreements that were not accounted for as acquisitions; thus, non-GAAP financial measures for 2013 that exclude acquisitions do not exclude the impact of said initiatives and agreements. Reduced-Risk Products, or “RRPs,” is the term the company uses to refer to products in various stages of development for which it is conducting extensive scientific studies to determine whether it can support claims of reduced exposure to harmful and potentially harmful constituents in smoke, and ultimately claims of reduced disease risk, when compared to smoking combustible cigarettes.  Before making any such claims, the company will need not only rigorous data to substantiate reduced risk, but may also require government review and approval, as is the case in the USA today. Trademarks and service marks in this press release that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized.

NET REVENUES

PMI Net Revenues ($ Millions)
	Second-Quarter				Six Months Year-to-Date
				Excl.				Excl.
	2014	2013	Change	Curr.	2014	2013	Change	Curr.
European Union	$2,393	$2,206	8.5%	2.7%	$4,406	$4,176	5.5%	1.2%
Eastern Europe, Middle East & Africa	2,283	2,181	4.7%	13.7%	4,292	4,224	1.6%	9.2%
Asia	2,311	2,692	(14.2)%	(3.6)%	4,493	5,482	(18.0)%	(6.2)%
Latin America & Canada	810	838	(3.3)%	11.2%	1,523	1,619	(5.9)%	7.8%
Total PMI	$7,797	$7,917	(1.5)%	4.5%	$14,714	$15,501	(5.1)%	1.5%

Net revenues of $7.8 billion were down by 1.5%, including unfavorable currency of $475 million. Excluding currency, net revenues increased by 4.5%, driven by favorable pricing of $494 million across all Regions, led by: Russia and Indonesia; Egypt, reflecting the impact of the change to PMI's new business structure announced on January 29, 2014; partially offset by Italy and the Philippines, reflecting current market dynamics. The favorable pricing was partially offset by unfavorable volume/mix of $139 million across all Regions, except the EU, mainly due to lower volume and market share in Japan, reflecting a lower total market following the consumption tax-driven price increases of April 1, 2014.

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OPERATING COMPANIES INCOME

PMI Operating Companies Income ($ Millions)
	Second-Quarter				Six Months Year-to-Date
				Excl.				Excl.
	2014	2013	Change	Curr.	2014	2013	Change	Curr.
European Union	$711	$1,082	(34.3)%	(41.8)%	$1,689	$2,020	(16.4)%	(21.8)%
Eastern Europe, Middle East & Africa	1,087	945	15.0%	28.8%	2,014	1,880	7.1%	18.3%
Asia	900	1,128	(20.2)%	(4.2)%	1,815	2,470	(26.5)%	(10.5)%
Latin America & Canada	265	255	3.9%	27.1%	467	509	(8.3)%	13.6%
Total PMI	$2,963	$3,410	(13.1)%	(4.6)%	$5,985	$6,879	(13.0)%	(4.2)%

Reported operating companies income of $3.0 billion was down by 13.1%, including unfavorable currency of $289 million. Excluding currency, operating companies income decreased by 4.6%, primarily due to: asset impairment and exit costs of $488 million related to the decision to discontinue cigarette production in the Netherlands, and additional costs for the factory closure in Australia; unfavorable volume/mix of $109 million; and higher manufacturing costs, mainly due to the impact of the change to PMI's new business structure in Egypt; partially offset by favorable pricing.
Adjusted operating companies income increased by 1.1% as shown in the table below and detailed in Schedule 11. Adjusted operating companies income, excluding unfavorable currency, increased by 9.5%.

PMI Operating Companies Income ($ Millions)

	Second-Quarter				Six Months Year-to-Date
				Excl.				Excl.
	2014	2013	Change	Curr.	2014	2013	Change	Curr.
Reported OCI	$2,963	$3,410	(13.1)%	(4.6)%	$5,985	$6,879	(13.0)%	(4.2)%
Asset impairment & exit costs	(489)	(5)			(512)	(8)
Adjusted OCI	$3,452	$3,415	1.1%	9.5%	$6,497	$6,887	(5.7)%	3.2%
Adjusted OCI Margin*	44.3%	43.1%	1.2	2.1	44.2%	44.4%	(0.2)	0.8
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Adjusted operating companies income margin, excluding unfavorable currency, increased by 2.1 points to 45.2%, as detailed in Schedule 11.

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SHIPMENT VOLUME & MARKET SHARE

PMI Cigarette Shipment Volume (Million Units)

	Second-Quarter			Six Months Year-to-Date
	2014	2013	Change	2014	2013	Change
European Union	49,913	48,723	2.4%	91,618	91,690	(0.1)%
Eastern Europe, Middle East & Africa	74,170	76,298	(2.8)%	136,176	143,132	(4.9)%
Asia	75,653	80,588	(6.1)%	146,454	153,207	(4.4)%
Latin America & Canada	23,065	23,290	(1.0)%	44,514	45,817	(2.8)%
Total PMI	222,801	228,899	(2.7)%	418,762	433,846	(3.5)%

2014 Second-Quarter
PMI's cigarette shipment volume of 222.8 billion units decreased by 2.7%, or 6.1 billion units, due principally to: EEMA, due mainly to a lower total market in Russia partially offset by higher share, Egypt, Serbia and Ukraine, partially offset by Algeria and Turkey; Asia, mainly reflecting a lower market in Japan, lower share in Pakistan due to the timing of trade inventory movements, and lower estimated tax-paid industry cigarette volumes in the Philippines partially offset by higher share, partially offset by Indonesia driven by a higher total market; and Latin America & Canada, due largely to the impact of tax-driven price increases in Canada. PMI's cigarette shipment volume decrease in the quarter was partially offset by a solid performance in the EU, driven notably by Germany, Italy and the United Kingdom, partly offset by France, Greece and Hungary.
Total cigarette shipments of Marlboro of 73.2 billion units increased by 1.0%, driven primarily by EEMA, notably Algeria and Saudi Arabia, and Asia, principally the Philippines. Total cigarette shipments of Marlboro were essentially flat in the EU and down slightly in Latin America & Canada, predominantly due to Mexico.
Total cigarette shipments of L&M of 24.2 billion units decreased by 3.5%, due to EEMA, mainly Egypt, Saudi Arabia and Turkey, partially offset by growth in each of the other Regions. Total cigarette shipments of Bond Street of 11.1 billion units decreased by 4.0%, due predominantly to Hungary, Kazakhstan, Serbia and Ukraine, partially offset by Russia. Total cigarette shipments of Philip Morris of 7.8 billion units decreased by 11.1%, due predominantly to the morphing to Lark in Japan. Total cigarette shipments of Parliament of 12.4 billion units increased by 7.6%, driven mainly by Turkey. Total cigarette shipments of Chesterfield of 11.8 billion units increased by 33.2%, due primarily to Italy, Poland and Turkey, partially offset by Russia and Ukraine. Total cigarette shipments of Lark of 6.9 billion units decreased by 13.1%, due predominantly to the total market decline in Japan following the consumption tax-driven retail price increases of April 1, 2014.
Total shipment volume of Other Tobacco Products ("OTP"), in cigarette equivalent units, increased by 4.2%, mainly reflecting growth in the fine cut category, notably in Belgium, the Czech Republic and Hungary, partly offset by France and Spain. Total shipment volume for cigarettes and OTP, in cigarette equivalent units, decreased by 2.4%.
PMI's market share increased in a number of key markets, including Algeria, Argentina, Austria, Brazil, Canada, the Czech Republic, France, Greece, Italy, Kazakhstan, Korea, the Netherlands, the Philippines, Poland, Portugal, Russia, Saudi Arabia, Spain, Thailand and the United Kingdom.

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EUROPEAN UNION REGION (EU)

2014 Second-Quarter
Net revenues of $2.4 billion increased by 8.5%.  Excluding favorable currency of $128 million, net revenues increased by 2.7%, due to favorable volume/mix of $45 million, driven mainly by Italy, and favorable pricing of $14 million, driven principally by Germany and Poland, partially offset by Italy.
Operating companies income of $711 million decreased by 34.3%, including favorable currency of $81 million. Excluding currency, operating companies income decreased by 41.8%, mainly due to asset impairment and exit costs of $488 million related to the discontinuation of cigarette production in the Netherlands, partially offset by favorable pricing and favorable volume/mix of $37 million.
Adjusted operating companies income increased by 10.8%, as shown in the table below and detailed on Schedule 11.  Adjusted operating companies income, excluding favorable currency, increased by 3.3%.

EU Operating Companies Income ($ Millions)

	Second-Quarter				Six Months Year-to-Date
				Excl.				Excl.
	2014	2013	Change	Curr.	2014	2013	Change	Curr.
Reported OCI	$711	$1,082	(34.3)%	(41.8)%	$1,689	$2,020	(16.4)%	(21.8)%
Asset impairment & exit costs	(488)	—			(488)	—
Adjusted OCI	$1,199	$1,082	10.8%	3.3%	$2,177	$2,020	7.8%	2.4%
Adjusted OCI Margin*	50.1%	49.0%	1.1	0.4	49.4%	48.4%	1.0	0.5
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Adjusted operating companies income margin, excluding favorable currency, increased by 0.4 points to 49.4%, as detailed in Schedule 11.

The total cigarette market in the EU of 120.4 billion units decreased by 1.2%, partly reflecting, in certain key geographies: moderating total market declines resulting from a deceleration in the growth of the e-vapor category, relatively lower out-switching to the fine cut category, lower price elasticity, and improved economic conditions; and, overall, favorable estimated trade inventory movements compared to the second quarter of 2013, notably in Germany, Spain and the United Kingdom. Excluding the impact of the estimated trade inventory movements, the total cigarette market in the EU is estimated to have declined by approximately 2.4% in the quarter and by 3.6% year-to-date. For the full-year 2014, the total cigarette market in the EU is projected to decline by approximately 5.0%. The total OTP market in the EU in the quarter of 41.6 billion cigarette equivalent units increased by 1.0%, reflecting a higher total fine cut market, up by 0.8% to 36.1 billion cigarette equivalent units.

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EU Region & Key Market Shares

	Second-Quarter			Six Months Year-to-Date
	2014	2013	Change	2014	2013	Change
			p.p.			p.p.
Total EU	40.4%	39.5%	0.9	39.9%	38.9%	1.0
France	41.4%	40.5%	0.9	41.2%	40.3%	0.9
Germany	36.9%	37.6%	(0.7)	36.9%	36.8%	0.1
Italy	55.3%	53.3%	2.0	54.2%	53.3%	0.9
Poland	40.4%	38.3%	2.1	38.8%	36.4%	2.4
Spain	32.0%	31.8%	0.2	31.6%	31.2%	0.4

PMI's cigarette shipment volume of 49.9 billion units increased by 2.4% and market share increased by 0.9 points to 40.4% as shown in the table above. Shipment volume of Marlboro was flat at 23.9 billion units and market share increased by 0.1 point to 19.4%. Shipment volume of L&M increased by 2.6% to 8.7 billion units and market share increased by 0.3 points to 7.2%, driven notably by Germany. Shipment volume of Chesterfield of 7.5 billion units increased by 52.4% and market share increased by 1.4 points to 5.8%, driven mainly by Italy and Poland. Shipment volume of Philip Morris of 2.6 billion units increased by 4.1% and market share increased by 0.1 point to 2.2%.
PMI's shipments of OTP of 5.8 billion cigarette equivalent units increased by 6.0%, driven principally by a higher total market and share. PMI's OTP total market share was 14.3%, up by 0.6 points, reflecting gains in the fine cut category, notably in Hungary, up by 6.7 points to 19.0%, Italy, up by 4.4 points to 42.3%, Poland, up by 12.9 points to 36.4%, and Spain, up by 2.0 points to 14.7%, partially offset by Germany, down by 1.9 points to 13.0%, and Portugal, down by 2.5 points to 30.3%.

EU Key Market Commentaries
In France, the total cigarette market of 11.8 billion units decreased by 4.6%, mainly reflecting the unfavorable impact of price increases in July 2013 and January 2014 and the growth of e-vapor products. Year-to-date, the total cigarette market decreased by 6.7%. While PMI's shipments of 4.8 billion units decreased by 3.1% in the quarter, market share increased by 0.9 points to 41.4%, mainly driven by Marlboro and premium Philip Morris, up by 0.5 and 0.3 points to 25.5% and 9.4%, respectively. Market share of L&M increased by 0.1 point to 2.6% and share of Chesterfield was flat at 3.4%. The total industry fine cut category of 3.5 billion cigarette equivalent units decreased by 3.9%. PMI's market share of the category decreased by 0.5 points to 26.7%.
In Germany, the total cigarette market of 20.9 billion units increased by 6.4%, partially reflecting a favorable comparison with the second quarter of 2013 that witnessed a reversal of trade purchases of competitive products made in the first quarter of 2013. Excluding the favorable impact of these estimated trade inventory movements, the total cigarette market grew by approximately 3.5% in the quarter and by approximately 0.8% year-to-date. While PMI's shipments of 7.7 billion units increased by 4.5%, market share decreased by 0.7 points to 36.9%, reflecting the impact of the inventory movements, with Marlboro, down by 1.5 points to 21.8%, partially offset by L&M, up by 1.1 points to 11.9%. Market share of Chesterfield was flat at 1.7%. The total industry fine cut category of 10.4 billion cigarette equivalent units was flat. PMI's market share of the category decreased by 1.9 points to 13.0%.
In Italy, the total cigarette market of 19.2 billion units increased by 2.5%, mainly reflecting a lower incidence of e-vapor products and relatively lower out-switching to the fine cut category.  Year-to-date, the total cigarette market increased by 1.1%. PMI's shipments in the quarter of 11.4 billion units increased by 8.0%. PMI's market

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share increased by 2.0 points to 55.3%, due primarily to: Chesterfield, up by 6.5 points to 10.0%, benefiting from its repositioning in February 2014 into the €4.00/pack price segment, partially offset by Marlboro, down by 0.8 points to 25.0%, and Diana in the low-price segment, down by 3.1 points to 8.5%, impacted by the growth of the super-low price segment. Market share of Philip Morris increased by 0.1 point to 2.4%. The total industry fine cut category of 1.5 billion cigarette equivalent units increased by 1.7% and PMI's market share of the category increased by 4.4 points to 42.3%, driven by Marlboro.
In Poland, the total cigarette market of 11.1 billion units decreased by 7.0%, reflecting the growth of e-vapor products and the prevalence of non-duty paid OTP products. Year-to-date, the total cigarette market decreased by 8.8%. PMI's shipments in the quarter of 4.5 billion units increased by 2.4%. PMI's market share increased by 2.1 points to 40.4%, driven by L&M, up by 0.3 points to 17.8%, and Chesterfield, up by 2.2 points to 7.9%, benefiting from the morphing of Red & White in the fourth quarter of 2013, partially offset by Marlboro, down by 0.9 points to 10.9%. Although the total industry fine cut category of 848 million cigarette equivalent units decreased by 6.4%, PMI's market share of the category increased by 12.9 points to 36.4%.
In Spain, the total cigarette market of 12.3 billion units decreased by 1.2%, reflecting an improving economic environment and lower out-switching to the OTP category, as well as favorable estimated trade inventory movements compared to the second quarter of 2013. Excluding the impact of estimated trade inventory movements, the total cigarette market decreased by approximately 4.7% in the quarter and by approximately 3.5% year-to-date. PMI's shipments in the quarter of 4.3 billion units increased by 0.7%. PMI's market share increased by 0.2 points to 32.0%, driven by higher share of Marlboro, up by 1.0 point to 15.8%, partially offset by L&M, down by 0.5 points to 6.1%, and Chesterfield, down by 0.5 points to 9.2%. The total industry fine cut category of 2.5 billion cigarette equivalent units decreased by 17.8%, partly reflecting the narrowing of price gaps with the cigarette category since July 2013. PMI's market share of the fine cut category increased by 2.0 points to 14.7%.

EASTERN EUROPE, MIDDLE EAST & AFRICA REGION (EEMA)

2014 Second-Quarter
Net revenues of $2.3 billion increased by 4.7%. Excluding unfavorable currency of $196 million, net revenues increased by 13.7%, reflecting favorable pricing of $323 million, driven principally by Russia as well as the impact of the change to PMI's new business structure in Egypt, partially offset by unfavorable volume/mix of $25 million, mainly due to a lower total market in Russia and lower market share in Ukraine.
Operating companies income of $1.1 billion increased by 15.0%. Excluding unfavorable currency of $130 million, operating companies income increased by 28.8%, due primarily to higher pricing, partially offset by unfavorable volume/mix of $29 million, as well as higher costs, principally related to the impact of the change to PMI's new business structure in Egypt.
Adjusted operating companies income increased by 15.0%, as shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding unfavorable currency, increased by 28.8%.

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EEMA Operating Companies Income ($ Millions)

	Second-Quarter				Six Months Year-to-Date
				Excl.				Excl.
	2014	2013	Change	Curr.	2014	2013	Change	Curr.
Reported OCI	$1,087	$945	15.0%	28.8%	$2,014	$1,880	7.1%	18.3%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$1,087	$945	15.0%	28.8%	$2,014	$1,880	7.1%	18.3%
Adjusted OCI Margin*	47.6%	43.3%	4.3	5.8	46.9%	44.5%	2.4	3.7
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Adjusted operating companies income margin, excluding unfavorable currency, increased by 5.8 points to 49.1%, as detailed on Schedule 11.

PMI's cigarette shipment volume of 74.2 billion units decreased by 2.8%, mainly due to Egypt, Russia, Serbia and Ukraine, partially offset by Algeria and Turkey.
PMI's cigarette shipment volume of premium brands increased by 3.4%, due principally to Marlboro, up by 3.6% to 21.8 billion units, and Parliament, up by 6.5% to 9.0 billion units.

EEMA Key Market Commentaries
In North Africa, the estimated total cigarette market increased by 1.2% to 35.4 billion units, driven mainly by Algeria. Year-to-date, the estimated total cigarette market increased by 1.8%. PMI’s shipment volume in the quarter of 9.2 billion units decreased by 4.3%, principally reflecting temporarily lower production of PMI's products in Egypt as part of the transition to the new business structure.  PMI’s market share decreased by 2.4 points to 24.9%, due primarily to lower share in Egypt, partially offset by gains in Algeria.  Market share of Marlboro was flat at 14.5%, and share of L&M decreased by 2.1 points to 8.6%.
In Russia, the estimated total cigarette market declined by 9.9% to 80.4 billion units, mainly due to the unfavorable impact of the tax-driven price increases of June 2013 and January 2014 and the prevalence of illicit trade. Year-to-date, the estimated total cigarette market decreased by 8.5%. PMI's shipment volume in the quarter of 21.9 billion units decreased by 4.8%. PMI's May quarter-to-date market share of 26.8%, as measured by Nielsen, was up by 0.9 points. Market share of Parliament, L&M and Bond Street increased by 0.3, 0.4 and 0.9 points to 3.6%, 3.1% and 7.4%, respectively, partially offset by Marlboro and Chesterfield, down by 0.1 point and 0.2 points to 1.6% and 2.8%, respectively.
In Turkey, the estimated total cigarette market increased by 2.5% to 23.8 billion units, partially reflecting lower trade inventory movements compared to the second quarter of 2013. Excluding the impact of estimated trade inventory movements, the total cigarette market increased by approximately 1.6% in the quarter and was essentially flat year-to-date. PMI's shipment volume in the quarter of 12.2 billion units increased by 4.8%. PMI's May quarter-to-date market share, as measured by Nielsen, decreased by 0.2 points to 44.6%, mainly due to Marlboro, mid-price Muratti and low-price L&M, down by 0.1, 1.2 and 1.1 points to 8.7%, 5.8% and 6.5%, respectively, partially offset by premium Parliament, up by 1.2 points to 10.8%.
In Ukraine, the estimated total cigarette market increased by 2.8% to 21.3 billion units, mainly reflecting significant estimated trade loading ahead of excise tax-driven price increases in July 2014, and a lower prevalence of illicit trade, partially offset by business disruption due to the political instability in the east of the country. Excluding the impact of estimated trade inventory movements, the total cigarette market decreased by approximately 2.6%

- -10 -

in the quarter and by approximately 3.6% year-to-date. PMI's shipment volume in the quarter of 6.2 billion units decreased by 8.5% principally due to a decrease in PMI's May quarter-to-date market share, as measured by Nielsen, down by 1.0 point to 32.5%, with Marlboro and Parliament down by 0.7 and 0.3 points to 4.9% and 3.0%, respectively. The decrease in PMI's market share was partially offset by growth from PMI's low-price segment brands, Bond Street and President, up by 0.3 and 2.5 points to 9.0% and 4.7%, respectively.

ASIA REGION

2014 Second-Quarter
Net revenues of $2.3 billion decreased by 14.2%, including unfavorable currency of $285 million. Excluding currency, net revenues decreased by 3.6%, due primarily to: unfavorable volume/mix of $138 million, mainly due to Japan, principally reflecting a lower total market and share; partially offset by favorable pricing of $42 million, driven mainly by Australia and Indonesia, despite the adverse impact of the Philippines.
Operating companies income of $900 million decreased by 20.2%, including unfavorable currency of $181 million. Excluding currency, operating companies income decreased by 4.2%, principally due to unfavorable volume/mix of $91 million and higher costs, mainly related to the optimization from hand-rolled to machine-made production in Indonesia, and marketing investment in support of new brand launches in Indonesia, partially offset by favorable pricing.
Adjusted operating companies income decreased by 20.5% as shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding unfavorable currency, decreased by 4.5%.

Asia Operating Companies Income ($ Millions)

	Second-Quarter				Six Months Year-to-Date
				Excl.				Excl.
	2014	2013	Change	Curr.	2014	2013	Change	Curr.
Reported OCI	$900	$1,128	(20.2)%	(4.2)%	$1,815	$2,470	(26.5)%	(10.5)%
Asset impairment & exit costs	(1)	(5)			(24)	(8)
Adjusted OCI	$901	$1,133	(20.5)%	(4.5)%	$1,839	$2,478	(25.8)%	(9.8)%
Adjusted OCI Margin*	39.0%	42.1%	(3.1)	(0.4)	40.9%	45.2%	(4.3)	(1.8)
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Adjusted operating companies income margin, excluding unfavorable currency, decreased by 0.4 points to 41.7%, as detailed on Schedule 11, reflecting the impact of the aforementioned factors.

PMI's cigarette shipment volume of 75.7 billion units decreased by 6.1%, due primarily to: a lower total market in Japan; lower share in Pakistan reflecting an unfavorable comparison with the second quarter of 2013 due to the timing of trade inventory movements; and lower estimated tax-paid industry volumes in the Philippines, partially offset by higher market share.
Shipment volume of Marlboro of 18.5 billion units increased by 0.7%, driven by the Philippines.

- -11 -

Asia Key Market Commentaries
In Indonesia, the total cigarette market increased by 4.9% to 82.0 billion units, rebounding from a decline in the first quarter of 2014 of 1.0%. On a year-to-date basis, the total cigarette market increased by 2.0%. For the full-year 2014, the total cigarette market is projected to grow by up to 1.0%. PMI's shipment volume in the quarter of 28.6 billion units increased by 1.3%. PMI's market share decreased by 1.2 points to 34.9% predominantly as a result of the share decline of the brand family Dji Sam Soe, which decreased by 0.6 points to 6.3% due to the continuing decline of the hand-rolled kretek segment, compounded by the unfavorable impact resulting from the brand's hand-rolled variant crossing a critical price point ahead of competition. This decline was partially offset by the growth of machine-made Dji Sam Soe Magnum Blue which reached a market share of 0.6% in the quarter since its launch in April 2014. Market share of Sampoerna A, in the premium machine-made LTLN kretek segment, was flat at 14.1%, while mid-price U Mild was up by 1.3 points to 5.6%. Although Marlboro's market share decreased by 0.2 points to 5.2%, its share of the “white” cigarettes segment, which represented 6.5% of the total cigarette market, increased by 2.7 points to 79.3%.
In Japan, the total cigarette market decreased by 14.4% to 41.5 billion units, mainly driven by unfavorable retail trade inventory movements following the consumption tax-driven retail price increases of April 1, 2014. The total cigarette market declined by 2.8% year-to-date. For the full-year 2014, the total cigarette market is projected to decline by an estimated 3.0% to 3.5%. PMI's shipment volume in the quarter of 11.8 billion units decreased by 16.4%, principally due to the lower total market. PMI's market share decreased by 0.5 points to 26.4%, with share of Marlboro and Virginia S. down by 0.7 and 0.2 points to 11.5% and 1.9%, respectively. Market share of Lark grew by 0.3 points to 10.4%, supported by the successful morphing of Philip Morris. Excluding the impact of trade inventory movements, PMI's estimated market share of 25.8% was essentially flat compared to the fourth quarter of 2013 and the first quarter of 2014, indicating ongoing stabilization.
In Korea, the total cigarette market increased by 1.7% to 22.4 billion units. On a year-to-date basis, the total cigarette market decreased by 1.7%. PMI's shipment volume in the quarter of 4.4 billion units increased by 3.1% and market share increased by 0.1 point to 19.6%. Market share of Parliament was up by 0.2 points to 7.2%, driven by Parliament Hybrid 5mg and the successful launch in October 2013 of Parliament Hybrid 1mg, while market share of Marlboro was down by 0.2 points to 7.6% and share of Virginia S. was down by 0.1 point to 4.0%.
In the Philippines, total estimated tax-paid industry cigarette volumes decreased by 13.4% to 20.1 billion units, primarily reflecting a lower declaration of volume for excise tax purposes by PMI's principal local competitor. On a year-to-date basis, excluding the impact of inventory movements, the total tax-paid industry cigarette volume declined by an estimated 1.2%. PMI's shipment volume in the quarter of 17.2 billion units decreased by 9.8%. PMI's market share of the total estimated tax-paid industry of 85.9% was up by 3.4 points. Marlboro's market share increased by 3.4 points to 18.0% and share of Fortune increased by 3.3 points to 35.9%.

LATIN AMERICA & CANADA REGION

2014 Second-Quarter
Net revenues of $810 million decreased by 3.3%, including unfavorable currency of $122 million. Excluding currency, net revenues increased by 11.2%, driven by favorable pricing of $115 million, principally in Argentina, Canada and Mexico, partially offset by unfavorable volume/mix of $21 million, principally due to a lower total market in Canada.
Operating companies income of $265 million increased by 3.9%, including unfavorable currency of $59 million. Excluding currency, operating companies income increased by 27.1%, reflecting favorable pricing partially offset by unfavorable volume/mix of $26 million, principally due to Canada.

- -12 -

Adjusted operating companies income increased by 3.9% as shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding unfavorable currency, increased by 27.1%.

Latin America & Canada Operating Companies Income ($ Millions)

	Second-Quarter				Six Months Year-to-Date
				Excl.				Excl.
	2014	2013	Change	Curr.	2014	2013	Change	Curr.
Reported OCI	$265	$255	3.9%	27.1%	$467	$509	(8.3)%	13.6%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$265	$255	3.9%	27.1%	$467	$509	(8.3)%	13.6%
Adjusted OCI Margin*	32.7%	30.4%	2.3	4.4	30.7%	31.4%	(0.7)	1.7
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Adjusted operating companies income margin, excluding unfavorable currency, increased by 4.4 points to 34.8%, as detailed on Schedule 11, reflecting the aforementioned factors.

PMI's cigarette shipment volume of 23.1 billion units decreased by 1.0%. Shipment volume of Marlboro of 9.0 billion units decreased by 1.8%.

Latin America & Canada Key Market Commentaries
In Argentina, the total cigarette market decreased by 1.2% to 10.0 billion units. On a year-to-date basis, the total cigarette market decreased by 1.0%. PMI's cigarette shipment volume in the quarter of 7.7 billion units increased by 0.6% and market share increased by 1.1 points to 76.3%, driven by mid-price Philip Morris, up by 2.0 points to 42.9%, reflecting the positive impact of its capsule variants, partially offset by low-price Next, down by 0.8 points to 2.0%. Share of Marlboro was flat at 23.8%.
In Canada, the total cigarette market decreased by 6.7% to 7.1 billion units, mainly due to the impact of federal and provincial tax-driven price increases in the first and second quarters of 2014. On a year-to-date basis, the total cigarette market decreased by 7.1%. While PMI's cigarette shipment volume of 2.7 billion units decreased by 3.5%, market share increased by 1.4 points to 38.0%, with premium brands Benson & Hedges flat at 2.4% and Belmont up by 0.5 points to 3.0%. Market share of mid-price Canadian Classics was up by 0.2 points to 10.1%. Market share of low-price Next was up by 1.5 points to 11.0%, partially offset by mid-price Number 7 and low-price Accord, down by 0.3 and 0.4 points to 3.9% and 2.5%, respectively.
In Mexico, the total cigarette market increased by 1.5% to 8.4 billion units, partially reflecting a lower incidence of illicit trade. On a year-to-date basis, excluding the impact of estimated inventory movements, the total cigarette market declined by approximately 0.2%. PMI's cigarette shipment volume in the quarter of 6.0 billion units decreased by 0.8%. PMI's market share decreased by 1.6 points to 71.0%. PMI's market share of Marlboro was down by 2.2 points to 49.3% and share of premium Benson & Hedges was down by 0.4 points to 5.2%, reflecting consumer down-trading and the timing of price increases by PMI's principal competitor. PMI's share of the premium segment increased by 1.0 point to 91.4%. PMI's market share of Delicados, the second best-selling brand in the market, increased by 0.3 points to 11.5%.

- -13 -

Philip Morris International Inc. Profile
Philip Morris International Inc. (PMI) is the leading international tobacco company, with seven of the world's top 15 international brands, including Marlboro, the number one cigarette brand worldwide. PMI's products are sold in more than 180 markets. In 2013, the company held an estimated 15.7% share of the total international cigarette market outside of the U.S., or 28.3% excluding the People's Republic of China and the U.S. For more information, see www.pmi.com.

Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of projected results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: significant increases in cigarette-related taxes; the imposition of discriminatory excise tax structures; fluctuations in customer inventory levels due to increases in product taxes and prices; increasing marketing and regulatory restrictions, often with the goal of reducing or preventing the use of tobacco products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce products that have the potential to reduce individual risk and population harm; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended March 31, 2014. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

- -14 -

			Schedule 1
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Quarters Ended June 30,
($ in millions, except per share data)
(Unaudited)

	2014	2013 (1)	% Change
Net revenues	$21,051	$20,483	2.8%
Cost of sales	2,696	2,701	(0.2)%
Excise taxes on products (2)	13,254	12,566	5.5%
Gross profit	5,101	5,216	(2.2)%
Marketing, administration and research costs	1,716	1,850
Asset impairment and exit costs	489	5
Amortization of intangibles	22	24
Operating income (3)	2,874	3,337	(13.9)%
Interest expense, net	254	246
Earnings before income taxes	2,620	3,091	(15.2)%
Provision for income taxes	752	892	(15.7)%
Equity (income)/loss in unconsolidated subsidiaries, net	(27)	5
Net earnings	1,895	2,194	(13.6)%
Net earnings attributable to noncontrolling interests	44	70
Net earnings attributable to PMI	$1,851	$2,124	(12.9)%

Per share data:(4)
Basic earnings per share	$1.17	$1.30	(10.0)%
Diluted earnings per share	$1.17	$1.30	(10.0)%

(1) Certain amounts have been reclassified to conform to the current year's presentation due to the separate disclosure of equity (income)/loss in unconsolidated subsidiaries, net.

(2) The segment detail of excise taxes on products sold for the quarters ended June 30, 2014 and 2013 is shown on Schedule 2.

(3) PMI's management evaluates segment performance and allocates resources based on operating companies income, which PMI defines as operating income, excluding general corporate expenses and amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. The reconciliation from operating income to operating companies income is as follows:

	2014	2013	% Change
Operating Income	$2,874	$3,337	(13.9)%
Excluding:
- Amortization of Intangibles	22	24
- General corporate expenses (included in marketing, administration and research costs above)	40	54
Plus: Equity (income)/loss in unconsolidated subsidiaries, net	(27)	5
Operating Companies Income	$2,963	$3,410	(13.1)%

(4) Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the quarters ended June 30, 2014 and 2013 are shown on Schedule 4, Footnote 1.

						Schedule 2
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended June 30,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2014	Net Revenues (1)	$7,829	$5,674	$5,097	$2,451	$21,051
	Excise Taxes on Products	(5,436)	(3,391)	(2,786)	(1,641)	(13,254)
	Net Revenues excluding Excise Taxes	2,393	2,283	2,311	810	7,797

2013	Net Revenues	$7,245	$5,377	$5,381	$2,480	$20,483
	Excise Taxes on Products	(5,039)	(3,196)	(2,689)	(1,642)	(12,566)
	Net Revenues excluding Excise Taxes	2,206	2,181	2,692	838	7,917

Variance	Currency	128	(196)	(285)	(122)	(475)
	Acquisitions	—	—	—	—	—
	Operations	59	298	(96)	94	355
	Variance Total	187	102	(381)	(28)	(120)
	Variance Total (%)	8.5%	4.7%	(14.2)%	(3.3)%	(1.5)%

	Variance excluding Currency	59	298	(96)	94	355
	Variance excluding Currency (%)	2.7%	13.7%	(3.6)%	11.2%	4.5%

	Variance excluding Currency & Acquisitions	59	298	(96)	94	355
	Variance excluding Currency & Acquisitions (%)	2.7%	13.7%	(3.6)%	11.2%	4.5%

(1) 2014 Currency increased (decreased) net revenues as follows:
	European Union	$409
	EEMA	(617)
	Asia	(578)
	Latin America & Canada	(438)
		$(1,224)

						Schedule 3
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended June 30,
($ in millions)
(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2014	$711	$1,087	$900	$265	$2,963
2013	1,082	945	1,128	255	3,410
% Change	(34.3)%	15.0%	(20.2)%	3.9%	(13.1)%

Reconciliation:
For the quarter ended June 30, 2013	$1,082	$945	$1,128	$255	$3,410

2013 Asset impairment and exit costs	—	—	5	—	5
2014 Asset impairment and exit costs	(488)	—	(1)	—	(489)

Acquired businesses	—	—	—	—	—
Currency	81	(130)	(181)	(59)	(289)
Operations	36	272	(51)	69	326
For the quarter ended June 30, 2014	$711	$1,087	$900	$265	$2,963

		Schedule 4
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Quarters Ended June 30,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2014 Diluted Earnings Per Share		$1.17	(1)
2013 Diluted Earnings Per Share		$1.30	(1)
Change		$(0.13)
% Change		(10.0)%

Reconciliation:
2013 Diluted Earnings Per Share		$1.30	(1)

Special Items:
2013 Asset impairment and exit costs		—
2013 Tax items		—
2014 Asset impairment and exit costs		(0.24)
2014 Tax items		—

Currency		(0.15)
Interest		—
Change in tax rate		0.03
Impact of lower shares outstanding and share-based payments		0.03
Operations		0.20
2014 Diluted Earnings Per Share		$1.17	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	Q2 2014	Q2 2013

Net earnings attributable to PMI	$1,851	$2,124
Less distributed and undistributed earnings attributable
to share-based payment awards	9	11
Net earnings for basic and diluted EPS	$1,842	$2,113

Weighted-average shares for basic and diluted EPS	1,571	1,631

			Schedule 5
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Six Months Ended June 30,
($ in millions, except per share data)
(Unaudited)

	2014	2013 (1)	% Change
Net revenues	$38,830	$39,010	(0.5)%
Cost of sales	5,070	5,190	(2.3)%
Excise taxes on products (2)	24,116	23,509	2.6%
Gross profit	9,644	10,311	(6.5)%
Marketing, administration and research costs	3,263	3,527
Asset impairment and exit costs	512	8
Amortization of intangibles	44	48
Operating income (3)	5,825	6,728	(13.4)%
Interest expense, net	522	482
Earnings before income taxes	5,303	6,246	(15.1)%
Provision for income taxes	1,528	1,825	(16.3)%
Equity (income)/loss in unconsolidated subsidiaries, net	(36)	9
Net earnings	3,811	4,412	(13.6)%
Net earnings attributable to noncontrolling interests	85	163
Net earnings attributable to PMI	$3,726	$4,249	(12.3)%

Per share data:(4)
Basic earnings per share	$2.35	$2.58	(8.9)%
Diluted earnings per share	$2.35	$2.58	(8.9)%

(1) Certain amounts have been reclassified to conform to the current year's presentation due to the separate disclosure of equity (income)/loss in unconsolidated subsidiaries, net.

(2) The segment detail of excise taxes on products sold for the six months ended 2014 and 2013 is shown on Schedule 6.

(3) PMI's management evaluates segment performance and allocates resources based on operating companies income, which PMI defines as operating income, excluding general corporate expenses and amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. The reconciliation from operating income to operating companies income is as follows:

	2014	2013	% Change
Operating Income	$5,825	$6,728	(13.4)%
Excluding:
- Amortization of Intangibles	44	48
- General corporate expenses (included in marketing, administration and research costs above)	80	112
Plus: Equity (income)/loss in unconsolidated subsidiaries, net	(36)	9
Operating Companies Income	$5,985	$6,879	(13.0)%

(4) Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the six months ended 2014 and 2013 are shown on Schedule 8, Footnote 1.

						Schedule 6
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Six Months Ended June 30,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2014	Net Revenues (1)	$14,448	$10,236	$9,572	$4,574	$38,830
	Excise Taxes on Products	(10,042)	(5,944)	(5,079)	(3,051)	(24,116)
	Net Revenues excluding Excise Taxes	4,406	4,292	4,493	1,523	14,714

2013	Net Revenues	$13,768	$9,800	$10,632	$4,810	$39,010
	Excise Taxes on Products	(9,592)	(5,576)	(5,150)	(3,191)	(23,509)
	Net Revenues excluding Excise Taxes	4,176	4,224	5,482	1,619	15,501

Variance	Currency	179	(322)	(651)	(223)	(1,017)
	Acquisitions	—	—	—	—	—
	Operations	51	390	(338)	127	230
	Variance Total	230	68	(989)	(96)	(787)
	Variance Total (%)	5.5%	1.6%	(18.0)%	(5.9)%	(5.1)%

	Variance excluding Currency	51	390	(338)	127	230
	Variance excluding Currency (%)	1.2%	9.2%	(6.2)%	7.8%	1.5%

	Variance excluding Currency & Acquisitions	51	390	(338)	127	230
	Variance excluding Currency & Acquisitions (%)	1.2%	9.2%	(6.2)%	7.8%	1.5%

(1) 2014 Currency increased (decreased) net revenues as follows:
	European Union	$560
	EEMA	(1,036)
	Asia	(1,275)
	Latin America & Canada	(795)
		$(2,546)

					Schedule 7
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Six Months Ended June 30,
($ in millions)
(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2014	$1,689	$2,014	$1,815	$467	$5,985
2013	2,020	1,880	2,470	509	6,879
% Change	(16.4)%	7.1%	(26.5)%	(8.3)%	(13.0)%

Reconciliation:
For the six months ended June 30, 2013	$2,020	$1,880	$2,470	$509	$6,879

2013 Asset impairment and exit costs	—	—	8	—	8
2014 Asset impairment and exit costs	(488)	—	(24)	—	(512)

Acquired businesses	—	—	—	—	—
Currency	109	(210)	(396)	(111)	(608)
Operations	48	344	(243)	69	218
For the six months ended June 30, 2014	$1,689	$2,014	$1,815	$467	$5,985

		Schedule 8
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Six Months Ended June 30,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2014 Diluted Earnings Per Share		$2.35	(1)
2013 Diluted Earnings Per Share		$2.58	(1)
Change		$(0.23)
% Change		(8.9)%

Reconciliation:
2013 Diluted Earnings Per Share		$2.58	(1)

Special Items:
2013 Asset impairment and exit costs		—
2013 Tax items		0.01
2014 Asset impairment and exit costs		(0.25)
2014 Tax items		—

Currency		(0.31)
Interest		(0.02)
Change in tax rate		0.03
Impact of lower shares outstanding and share-based payments		0.09
Operations		0.22
2014 Diluted Earnings Per Share		$2.35	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	YTD June 2014	YTD June 2013

Net earnings attributable to PMI	$3,726	$4,249
Less distributed and undistributed earnings attributable
to share-based payment awards	17	23
Net earnings for basic and diluted EPS	$3,709	$4,226

Weighted-average shares for basic and diluted EPS	1,577	1,639

			Schedule 9
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Balance Sheets
($ in millions, except ratios)
(Unaudited)

	June 30,		December 31,
	2014		2013
Assets
Cash and cash equivalents	$1,541		$2,154
All other current assets	13,169		14,698
Property, plant and equipment, net	6,648		6,755
Goodwill	9,085		8,893
Other intangible assets, net	3,209		3,193
Investments in unconsolidated subsidiaries	1,508		1,536
Other assets	1,165		939
Total assets	$36,325		$38,168

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$1,941		$2,400
Current portion of long-term debt	407		1,255
All other current liabilities	11,232		13,411
Long-term debt	27,161		24,023
Deferred income taxes	1,520		1,477
Other long-term liabilities	1,911		1,876
Total liabilities	44,172		44,442

Total PMI stockholders' deficit	(9,292)		(7,766)
Noncontrolling interests	1,445		1,492
Total stockholders' deficit	(7,847)		(6,274)
Total liabilities and stockholders' (deficit) equity	$36,325		$38,168

Total debt	$29,509		$27,678
Total debt to EBITDA	2.06	(1)	1.88	(1)
Net debt to EBITDA	1.96	(1)	1.74	(1)

(1) For the calculation of Total Debt to EBITDA and Net Debt to EBITDA ratios, refer to Schedule 18.

													Schedule 10
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Quarters Ended June 30,
($ in millions)
(Unaudited)

2014								2013			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisi- tions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$7,829	$5,436	$2,393	$128	$2,265	$—	$2,265	European Union	$7,245	$5,039	$2,206	8.5%	2.7%	2.7%
5,674	3,391	2,283	(196)	2,479	—	2,479	EEMA	5,377	3,196	2,181	4.7%	13.7%	13.7%
5,097	2,786	2,311	(285)	2,596	—	2,596	Asia	5,381	2,689	2,692	(14.2)%	(3.6)%	(3.6)%
2,451	1,641	810	(122)	932	—	932	Latin America & Canada	2,480	1,642	838	(3.3)%	11.2%	11.2%

$21,051	$13,254	$7,797	$(475)	$8,272	$—	$8,272	PMI Total	$20,483	$12,566	$7,917	(1.5)%	4.5%	4.5%

2014								2013			% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisi- tions	Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$711			$81	$630	$—	$630	European Union			$1,082	(34.3)%	(41.8)%	(41.8)%
1,087			(130)	1,217	—	1,217	EEMA			945	15.0%	28.8%	28.8%
900			(181)	1,081	—	1,081	Asia			1,128	(20.2)%	(4.2)%	(4.2)%
265			(59)	324	—	324	Latin America & Canada			255	3.9%	27.1%	27.1%

$2,963			$(289)	$3,252	$—	$3,252	PMI Total			$3,410	(13.1)%	(4.6)%	(4.6)%

													Schedule 11
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Quarters Ended June 30,
($ in millions)
(Unaudited)

2014								2013			% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi- tions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$711	$(488)	$1,199	$81	$1,118	$—	$1,118	European Union	$1,082	$—	$1,082	10.8%	3.3%	3.3%
1,087	—	1,087	(130)	1,217	—	1,217	EEMA	945	—	945	15.0%	28.8%	28.8%
900	(1)	901	(181)	1,082	—	1,082	Asia	1,128	(5)	1,133	(20.5)%	(4.5)%	(4.5)%
265	—	265	(59)	324	—	324	Latin America & Canada	255	—	255	3.9%	27.1%	27.1%

$2,963	$(489)	$3,452	$(289)	$3,741	$—	$3,741	PMI Total	$3,410	$(5)	$3,415	1.1%	9.5%	9.5%

2014								2013				% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$1,118	$2,265	49.4%		$1,118	$2,265	49.4%	European Union	$1,082	$2,206	49.0%		0.4	0.4
1,217	2,479	49.1%		1,217	2,479	49.1%	EEMA	945	2,181	43.3%		5.8	5.8
1,082	2,596	41.7%		1,082	2,596	41.7%	Asia	1,133	2,692	42.1%		(0.4)	(0.4)
324	932	34.8%		324	932	34.8%	Latin America & Canada	255	838	30.4%		4.4	4.4

$3,741	$8,272	45.2%		$3,741	$8,272	45.2%	PMI Total	$3,415	$7,917	43.1%		2.1	2.1

(1) For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to Schedule 10.

			Schedule 12
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Quarters Ended June 30,
(Unaudited)

	2014	2013	% Change

Reported Diluted EPS	$1.17	$1.30	(10.0)%

Adjustments:
Asset impairment and exit costs	0.24	—
Tax items	—	—

Adjusted Diluted EPS	$1.41	$1.30	8.5%

Less:
Currency impact	(0.15)

Adjusted Diluted EPS, excluding Currency	$1.56	$1.30	20.0%

				Schedule 13
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency
For the Quarters Ended June 30,
(Unaudited)

	2014	2013	% Change

Reported Diluted EPS	$1.17	$1.30	(10.0)%

Less:
Currency impact	(0.15)

Reported Diluted EPS, excluding Currency	$1.32	$1.30	1.5%

													Schedule 14
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Six Months Ended June 30,
($ in millions)
(Unaudited)

2014								2013			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisi- tions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$14,448	$10,042	$4,406	$179	$4,227	$—	$4,227	European Union	$13,768	$9,592	$4,176	5.5%	1.2%	1.2%
10,236	5,944	4,292	(322)	4,614	—	4,614	EEMA	9,800	5,576	4,224	1.6%	9.2%	9.2%
9,572	5,079	4,493	(651)	5,144	—	5,144	Asia	10,632	5,150	5,482	(18.0)%	(6.2)%	(6.2)%
4,574	3,051	1,523	(223)	1,746	—	1,746	Latin America & Canada	4,810	3,191	1,619	(5.9)%	7.8%	7.8%

$38,830	$24,116	$14,714	$(1,017)	$15,731	$—	$15,731	PMI Total	$39,010	$23,509	$15,501	(5.1)%	1.5%	1.5%

2014								2013			% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisi- tions	Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$1,689			$109	$1,580	$—	$1,580	European Union			$2,020	(16.4)%	(21.8)%	(21.8)%
2,014			(210)	2,224	—	2,224	EEMA			1,880	7.1%	18.3%	18.3%
1,815			(396)	2,211	—	2,211	Asia			2,470	(26.5)%	(10.5)%	(10.5)%
467			(111)	578	—	578	Latin America & Canada			509	(8.3)%	13.6%	13.6%

$5,985			$(608)	$6,593	$—	$6,593	PMI Total			$6,879	(13.0)%	(4.2)%	(4.2)%

													Schedule15
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Six Months Ended June 30,
($ in millions)
(Unaudited)

2014								2013			% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi- tions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$1,689	$(488)	$2,177	$109	$2,068	$—	$2,068	European Union	$2,020	$—	$2,020	7.8%	2.4%	2.4%
2,014	—	2,014	(210)	2,224	—	2,224	EEMA	1,880	—	1,880	7.1%	18.3%	18.3%
1,815	(24)	1,839	(396)	2,235	—	2,235	Asia	2,470	(8)	2,478	(25.8)%	(9.8)%	(9.8)%
467	—	467	(111)	578	—	578	Latin America & Canada	509	—	509	(8.3)%	13.6%	13.6%

$5,985	$(512)	$6,497	$(608)	$7,105	$—	$7,105	PMI Total	$6,879	$(8)	$6,887	(5.7)%	3.2%	3.2%

2014								2013				% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$2,068	$4,227	48.9%		$2,068	$4,227	48.9%	European Union	$2,020	$4,176	48.4%		0.5	0.5
2,224	4,614	48.2%		2,224	4,614	48.2%	EEMA	1,880	4,224	44.5%		3.7	3.7
2,235	5,144	43.4%		2,235	5,144	43.4%	Asia	2,478	5,482	45.2%		(1.8)	(1.8)
578	1,746	33.1%		578	1,746	33.1%	Latin America & Canada	509	1,619	31.4%		1.7	1.7

$7,105	$15,731	45.2%		$7,105	$15,731	45.2%	PMI Total	$6,887	$15,501	44.4%		0.8	0.8

(1) For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to Schedule 14.

			Schedule 16
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Six Months Ended June 30,
(Unaudited)

	2014	2013	% Change

Reported Diluted EPS	$2.35	$2.58	(8.9)%

Adjustments:
Asset impairment and exit costs	0.25	—
Tax items	—	0.01

Adjusted Diluted EPS	$2.60	$2.59	0.4%

Less:
Currency impact	(0.31)

Adjusted Diluted EPS, excluding Currency	$2.91	$2.59	12.4%

				Schedule 17
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency
For the Six Months Ended June 30,
(Unaudited)

	2014	2013	% Change

Reported Diluted EPS	$2.35	$2.58	(8.9)%

Less:
Currency impact	(0.31)

Reported Diluted EPS, excluding Currency	$2.66	$2.58	3.1%

				Schedule 18
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to EBITDA and Net Debt to EBITDA Ratios
($ in millions, except ratios)
(Unaudited)

	For the Year Ended			For the Year Ended
	June 30,			December 31,
		2014		2013
	July ~ December	January ~ June	12 months
	2013	2014	rolling

Earnings before income taxes	$6,296	$5,303	$11,599	$12,542
Interest expense, net	491	522	1,013	973
Depreciation and amortization	441	427	868	882
Extraordinary, unusual or non-recurring expenses, net (1)	301	512	813	309
EBITDA	$7,529	$6,764	$14,293	$14,706

			June 30,	December 31,
			2014	2013

Short-term borrowings			$1,941	$2,400
Current portion of long-term debt			407	1,255
Long-term debt			27,161	24,023
Total Debt			$29,509	$27,678
Less: Cash and cash equivalents			1,541	2,154
Net Debt			$27,968	$25,524

Ratios
Total Debt to EBITDA			2.06	1.88
Net Debt to EBITDA			1.96	1.74

(1) Asset Impairment and Exit Costs at Operating Income level.

						Schedule 19
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow, excluding Currency
Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency
For the Quarters and Six Months Ended June 30,
($ in millions)
(Unaudited)

	For the Quarters Ended			For the Six Months Ended
	June 30,			June 30,
	2014	2013	% Change	2014	2013	% Change

Net cash provided by operating activities(a)	$2,705	$3,137	(13.8)%	$3,420	$4,500	(24.0)%

Less:
Capital expenditures	252	280		508	520

Free cash flow	$2,453	$2,857	(14.1)%	$2,912	$3,980	(26.8)%

Less:
Currency impact	(367)			(620)

Free cash flow, excluding currency	$2,820	$2,857	(1.3)%	$3,532	$3,980	(11.3)%

	For the Quarters Ended			For the Six Months Ended
	June 30,			June 30,
	2014	2013	% Change	2014	2013	% Change

Net cash provided by operating activities(a)	$2,705	$3,137	(13.8)%	$3,420	$4,500	(24.0)%

Less:
Currency impact	(380)			(648)
Net cash provided by operating activities, excluding currency	$3,085	$3,137	(1.7)%	$4,068	$4,500	(9.6)%

(a) Operating cash flow.

		Schedule 20

PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS
For the Year Ended December 31,
(Unaudited)

	2013

Reported Diluted EPS	$5.26

Adjustments:
Asset impairment and exit costs	0.12
Tax items	0.02

Adjusted Diluted EPS	$5.40

			Schedule 21
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Quarters Ended December 31,
(Unaudited)

	2013	2012	% Change

Reported Diluted EPS	$1.24	$1.25	(0.8)%

Adjustments:
Asset impairment and exit costs	0.12	0.01
Tax items	0.01	(0.02)

Adjusted Diluted EPS	$1.37	$1.24	10.5%

Less:
Currency impact	(0.11)

Adjusted Diluted EPS, excluding Currency	$1.48	$1.24	19.4%